SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2007
GeoEye, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50933	20-2759725

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166

(Address of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01      Other Events.
GeoEye, Inc. is filing this Current Report on Form 8-K to announce that its OrbView-3 satellite, which was previously reported to have experienced an anomaly on March 4, 2007, has been declared permanently out of service. Though GeoEye remains in control of the satellite, it no longer produces usable imagery.
GeoEye and the vendors who built the OrbView-3 space and ground systems have spent the last several weeks troubleshooting the problem. Although a number of steps to attempt to fix OrbView-3 were identified by the team, none of the efforts to revive the satellite were successful. Though the satellite will not be collecting new imagery, we will continue to sell archived products.
We are currently working with our insurance underwriters on the process to submit an insurance claim for this loss. We will make the insurance claim within the next several weeks after we have finalized technical reports which need to accompany our claim.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2007	GEOEYE, INC.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel & Secretary